UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12

PERFUMANIA HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, New York 11713

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 10, 2009

To our Shareholders:

The 2009 Annual Meeting of Shareholders of Perfumania Holdings, Inc. will be held at 9:30 a.m. on Thursday, December 10, 2009, at our principal executive offices located at 35 Sawgrass Drive, Suite 2, Bellport, New York, for the purpose of considering and acting upon the following:

1.	Election of five directors to hold office until our 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

3.	Any other matters that properly come before the Annual Meeting.

The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

Shareholders of record at the close of business on November 2, 2009 are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors,

Donna Dellomo
Chief Financial Officer

Bellport, New York

November 19, 2009

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

-i-

PERFUMANIA HOLDINGS, INC.

2009 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This proxy statement contains information related to our 2009 Annual Meeting of Shareholders to be held on Thursday, December 10, 2009, beginning at 9:30 a.m., at our principal executive offices at 35 Sawgrass Drive, Suite 2, Bellport, New York, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed proxy card are first being sent to shareholders is November 19, 2009. You should review this information in conjunction with our annual report to shareholders, which accompanies this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on December 10, 2009:

This proxy statement and the annual report are available to our shareholders electronically via the

Internet on our website at www.perfumaniaholdingsinc.com/proxy_materials.aspx.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the appointment of our independent registered public accounting firm.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is also called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy card. The form of proxy card included with this proxy statement designates each of Michael W. Katz, Joseph Bouhadana and Paul Garfinkle, or their successors, as proxies for our Annual Meeting.

What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (SEC) require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record. Owners of record receive their proxy materials directly from us. If your shares are held in the name of your broker or other financial institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other financial institution or its respective nominee is the shareholder of record for your shares, and you are the “beneficial owner.” As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Beneficial owners receive their proxy materials directly from their broker or other institution.

What are abstentions and broker non-votes?

An abstention occurs when a shareholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal, indicates that the shareholder abstains from voting on the proposal, or withholds authority from proxies to vote for director nominees while failing to vote for other eligible candidates in their place. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular proposal because the nominee does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Who is entitled to vote at the Annual Meeting?

Only shareholders at the close of business on the record date, November 2, 2009, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on the record date, or any adjournments or postponements of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring a copy of a recent brokerage statement reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum for the meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the record date, 8,966,417 shares of our common stock were outstanding. Proxy cards received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum. An inspector of elections appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

If less than a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before adjournment.

How do I vote my shares?

If you complete, sign and return the accompanying proxy card, it will be voted as you direct. You may also vote in person at the Annual Meeting; however, beneficial owners who wish to vote in person will need to bring a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

We have not established procedures to allow telephone or electronic voting by shareholders of record, but may do so for future shareholder meetings if we determine that the added convenience to our shareholders would justify the additional costs to us associated with these voting methods. Beneficial owners may vote by telephone or the Internet if their bank or broker makes those methods available, in which case your bank or broker will enclose the instructions with this proxy statement.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes. If you are a record holder, even after you have submitted your proxy card, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy card bearing a later date. You may also change your vote by attending the Annual Meeting in person and voting. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

If I submit a proxy, how will my shares be voted?

If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a broker or other institution, even if you do not provide the broker or other institution with voting instructions. Brokers and certain other institutions have the authority to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm are considered routine matters and thus may be voted on by your broker or other institution if you have not provided voting instructions within the applicable time frame.

What are the Board’s recommendations?

Our Board of Directors recommends that you vote:

•	for the election of the nominated slate of directors; and

•	for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the Annual Meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Shareholders do not have the right to cumulate their votes for directors.

Ratification of Appointment of Independent Auditor. The affirmative vote (either in person or by proxy) of a majority of the votes cast at the Annual Meeting is required for approval of the ratification of the appointment of Deloitte & Touche LLP.

How are abstentions counted when tabulating the vote?

Abstentions (that is, a properly executed proxy card marked “ABSTAIN” with respect to a particular matter) with respect to a particular matter do not count in any vote totals “for” or “against” that matter, even though the shares associated with such abstentions are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the Proxy Statement, Notice of Annual Meeting and enclosed proxy card. In addition to the use of mail, our associates may solicit proxies personally and by telephone. Our associates will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 35 Sawgrass Drive, Suite 2, Bellport, New York 11713, and our telephone number is (631) 866-4100. Any shareholder of record as of the record date may look at the complete list of the shareholders of record entitled to vote at the Annual Meeting. The list will be available at our offices for a period of ten days before the Annual Meeting and at the Annual Meeting itself.

How can I obtain a separate set of voting materials?

Under a procedure approved by the SEC called “householding,” certain shareholders of record who have the same address and last name will receive only one copy of the Annual Report and proxy materials sent to shareholders until such time as one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and save printing costs and postage fees, as well as natural resources.

If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and proxy materials mailed to you, or if you would like to opt out of householding for future mailings, please submit your request to Corporate Secretary, 35 Sawgrass Drive, Suite 2, Bellport, New York 11713, or call (631) 866-4100. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

At the Annual Meeting, the shareholders will elect five directors, each of whom will serve for a term expiring at the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.

Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our by-laws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

Our directors, each of whom is standing for reelection are:

•

Stephen Nussdorf — Age 58. Mr. Nussdorf was appointed Chairman of our Board of Directors in February 2004. Mr. Nussdorf is also an executive officer of Quality King Distributors, Inc. (“Quality King”), a privately held distributor of pharmaceuticals and health and beauty care products, and he was, until our merger with Model Reorg, Inc. in August 2008, President and a Director of Model Reorg, a privately held distributor of fragrance products. Mr. Nussdorf joined Quality King in 1972 and Model Reorg in 1996 and has served in various capacities in all divisions of their businesses.

•

Michael W. Katz — Age 61. Mr. Katz joined us in February 2004 as our President and Chief Executive Officer and as a Director. Mr. Katz has served in various capacities at Model Reorg and Quality King and their affiliated companies; he is primarily responsible for overseeing administration, finance, mergers and acquisitions. Mr. Katz has participated in the design and implementation of the business strategy that has fostered the growth of Model and Quality King and their affiliated companies. From 1994 until 1996 he was Senior Vice President of Quality King. Since 1996, he has served as Executive Vice President of Quality King and was also Executive Vice President and a Director of Model Reorg. Mr. Katz is a Certified Public Accountant.

•

Carole Ann Taylor — Age 63. Ms. Taylor was appointed a Director in June 1993. Ms. Taylor has been in the travel retail and duty free business for more than twenty years as owner and operator of retail locations in Miami and at Miami International Airport, including Bayside To Go, Little Havana To Go and Miami To Go, Inc. Her company, Miami To Go, Inc., was named 2006 Minority Retail Firm of the Year for the Southern Region by the U.S. Small Business Administration and the U.S. Department of Commerce Minority Business Development Agency. She is a member of the Executive Committee of the Greater Miami Convention and Visitors Bureau and is a Director of the Adrienne Arsht Center for the Performing Arts of Miami-Dade County.

•

Joseph Bouhadana — Age 40. Mr. Bouhadana was appointed a Director in September 2002. Mr. Bouhadana has served as Corporate Director of Technology for INTCOMEX, a distributor of branded computer components, generic accessories and networking peripherals into the Latin America and Caribbean regions with thirteen offices in ten countries, since January 2005. He served as Vice President of Information Technology of Tutopia.com, a

privately owned Internet service provider with a presence in nine countries in Latin America, from September 2000 to January 2005. Previously, Mr. Bouhadana was the Director of Information Technology of Parker Reorder, a publicly traded company specializing in hospitality business to business procurement, distribution and logistics systems.

•

Paul Garfinkle — Age 68. Mr. Garfinkle joined our Board of Directors in February 2004. Mr. Garfinkle retired from the public accounting firm of BDO Seidman, LLP in June 2000 after a thirty-six year career. While at BDO Seidman, LLP, Mr. Garfinkle was an audit partner and client service director for many of the firm’s most significant clients. He also served for many years as a member of the firm’s Board of Directors and, during his last six years at the firm, as National Director of Real Estate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL

NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS COMMITTEES AND DIRECTOR INDEPENDENCE

The Board of Directors has determined that Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle (the “Independent Board Members”) are independent, as defined by Nasdaq Stock Market rules. Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee.

For the fiscal year ended January 31, 2009, and since then, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle (Chairman) were the members of our Audit Committee. The Audit Committee is governed by a written charter adopted by the Board of Directors. The duties and responsibilities of the Audit Committee include: (a) assisting our Board in its oversight of the integrity of our financial statements, (b) the selection and retention of our independent registered public accounting firm and any termination of engagement, (c) reviewing the scope and results of audits and other services provided by our independent registered public accounting firm, (d) reviewing our significant accounting policies and internal controls and (e) exercising general responsibility for all related auditing matters. A copy of the charter is posted on our website at www.perfumaniaholdingsinc.com. The Board of Directors has determined that Paul Garfinkle is an “audit committee financial expert” as defined by SEC rules. The Audit Committee held nine meetings during the fiscal year ended January 31, 2009.

For the fiscal year ended January 31, 2009, and since then, Carole Ann Taylor and Joseph Bouhadana were the members of our Compensation Committee. The Compensation Committee is responsible for developing and approving the compensation program for our executive officers and directors, and it reviews and approves the specific compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee does not have a charter. To assist our Compensation Committee in performing its duties, our Chief Executive Officer may provide recommendations concerning the compensation of executive officers, excluding himself; and may also provide our Compensation Committee information regarding an executive officer’s performance in light of our overall business and financial results of operations. Our Compensation Committee considers, but is not bound to accept, our Chief Executive Officer’s recommendations with respect to executive compensation. While the Compensation Committee may utilize compensation survey data, including within retail and other industries, which the Compensation Committee considers comparable or relevant to our own business, our Compensation Committee does not use a specific formula to set executive pay in relation to this market data; nor does our Compensation Committee utilize any formulization directly tied to our financial results of operations. The Compensation Committee did not hold any meetings during the fiscal year ended January 31, 2009.

For the fiscal year ended January 31, 2009, Carole Ann Taylor and Joseph Bouhadana were also the members of the Stock Option Committee. The Stock Option Committee administers our 2000 Stock Option Plan and our 2000 Directors Stock Option Plan. The Stock Option Committee did not hold any meetings during the fiscal year ended January 31, 2009.

We do not have a nominating or similar committee. The Independent Board Members perform the functions of a nominating committee, including reviewing and recommending candidates for directors. The Board of Directors believes that it is not necessary to have a nominating committee because the Independent Board Members adequately perform the same functions as a nominating committee. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for the 2010 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of our industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Independent Board Members will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Independent Board Members. In making its nominations, the Independent Board Members identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Independent Board Members consider, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the Nasdaq Stock Market rules. The Independent Board Members use multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third party executive search firms.

During the fiscal year ended January 31, 2009, our Board of Directors held six meetings. Our policy requires directors to attend our annual shareholder meetings, barring special circumstances. All of our directors attended the 2008 Annual Meeting.

DIRECTOR COMPENSATION

We paid each Independent Board Member a $10,000 annual retainer through fiscal 2008. In fiscal 2009, in recognition of their increased responsibilities following the merger with Model Reorg, we began paying our nonemployee directors an annual retainer of $25,000. In addition, directors earn $10,000 per year for service as Chair of the Audit Committee, $5,000 per year for other members of the Audit Committee, $3,000 per year for service as Chair of each other Committee of the Board of Directors, and $2,500 per year for other members of each other Committee. We also reimburse their expenses in connection with their activities as directors.

In addition, nonemployee directors are eligible to receive stock options under our 2000 Directors Stock Option Plan. In previous years, the Independent Board Members have received an automatic grant of options to purchase 500 shares of our common stock upon election to the Board of Directors and an automatic grant of options to purchase 1,000 shares of our common stock upon re-election. Beginning with fiscal 2009, they receive a grant of options for 10,000 shares upon initial election to the Board, to vest annually over three years dependent on continued Board service, and a grant of options for 1,000 shares upon annual reelection to the Board, vested immediately. All such options have an exercise price equal to the fair market value of a share of our common stock on the date of the grant.

Neither Mr. Nussdorf nor Mr. Katz receives any compensation for his service as a director.

The following table sets forth certain information regarding the compensation of our nonemployee directors for fiscal 2008, which ended January 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)(2)	Total ($)
Carol Ann Taylor	10,000	1,675	11,675
Joseph Bouhadana	10,000	1,675	11,675
Paul Garfinkle	10,000	1,675	11,675
Stephen Nussdorf	–	–	–

(1)	Amounts listed represent the dollar amount we recognized for financial statement reporting purposes during fiscal 2008 under SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, except that no forfeitures of awards have been assumed for this purpose.
(2)	As of January 31, 2009, our nonemployee directors held outstanding stock options in the following amounts: Carole Ann Taylor (4,000); Joseph Bouhadana (6,000); Paul Garfinkle (5,500); and Stephen Nussdorf (0).

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010 (fiscal 2009). Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2000. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Although ratification by our shareholders is not required by our by-laws or otherwise, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm. In the event this ratification is not received, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The aggregate fees billed by Deloitte & Touche LLP for fiscal 2008 and fiscal 2007 (fiscal year ended February 2, 2008) are as follows:

	Fiscal 2008	Fiscal 2007
Fees
Audit Fees (1)	$1,346,350	$729,125
Audit-related Fees	–	–
Tax Fees (2)	–	33,000
All Other Fees (3)	97,680	306,800

Total Fees	$1,444,030	$1,068,925

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and the review of our interim consolidated financial statements included in quarterly reports.
(2)	“Tax Fees” consist of fees billed for transfer pricing services.
(3)	“All Other Fees” consist of fees for products and services other than the services reported above. In fiscal 2008 and 2007, this category included fees for due diligence performed related to our merger with Model Reorg, and the review of the proxy statement, also related to the merger.

The Audit Committee has considered and has determined that the provision of services as described above are compatible with maintaining Deloitte & Touche LLP’s independence. The Audit Committee pre-approves the engagement of Deloitte & Touche LLP for all professional services. The pre-approval process generally involves the full Audit Committee’s evaluating and approving the particular engagement prior to the commencement of services. All of the services described above under “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee.

Additional Auditor Disclosure

Our historical financial statements were audited by Deloitte & Touche LLP. Model Reorg’s historical financial statements (which became the historical financial statements of Perfumania Holdings, Inc. upon the August 2008 merger with Model Reorg) were audited by BDO Seidman, LLP. On September 9, 2008, the Audit Committee of our Board of Directors approved a change in accountants by making the determination to retain Deloitte & Touche LLP to be our principal accountant and to dismiss

BDO Seidman, LLP, effective immediately. BDO Seidman continued to perform services for us, consisting of finalizing the audit of Model Reorg’s financial statements for the transition period from November 1, 2007 to February 2, 2008 and performing certain additional reviews. These services were completed on October 29, 2008.

BDO Seidman, LLP’s audit reports on the consolidated financial statements of Model Reorg and subsidiaries for the fiscal years ended October 31, 2007 and 2006, and the transition period ended February 2, 2008, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During Model Reorg’s two most recent fiscal years and until BDO Seidman LLP’s dismissal, there were no disagreements between us or Model Reorg and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in its audit report; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO

RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING JANUARY 30, 2010.

REPORT OF THE AUDIT COMMITTEE

The following report concerns the Audit Committee’s activities regarding oversight of our accounting, auditing and financial reporting process.

As described more fully in its charter, the purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of our internal control, accounting, auditing and financial reporting functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of several factors, including the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

In fulfilling its oversight responsibilities, the Committee reviews and discusses with both management and our independent registered public accounting firm the annual and quarterly financial statements prior to their issuance. The Committee reviewed and discussed our audited consolidated financial statements for fiscal 2008 with management and our independent registered public accounting firm. Management represented to the Committee that all such financial statements were prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP addressed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”). Deloitte & Touche LLP has provided the Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, the Committee discussed its independence with Deloitte & Touche LLP, and the Committee satisfied itself as to the independence of Deloitte & Touche LLP.

Based on the Audit Committee’s review and discussions described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2009.

The Audit Committee

Paul Garfinkle, Chairman
Joseph Bouhadana
Carole Ann Taylor

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Merger With Model Reorg and Related Credit Arrangements

As reported in our public filings, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Model Reorg on December 21, 2007. The merger with Model Reorg (the “Merger”) was completed on August 11, 2008 when Model Reorg was merged into a wholly-owned subsidiary of Perfumania Holdings, Inc. (sometimes referred to as the “Company”) in exchange for the issuance of 5,900,000 shares of our common stock and warrants to acquire an additional 1,500,000 shares of our common stock at an exercise price of $23.94. The warrants have a 10-year term, are not exercisable until August 11, 2011 and are not transferable, with limited exceptions.

Before the Merger, Glenn and Stephen Nussdorf owned an aggregate 1,113,144 shares or approximately 36% of the total number of shares of our common stock as of February 2, 2008, excluding shares issuable upon conversion of a $5 million subordinated convertible note that we issued to the Nussdorfs in December 2004 (the “Convertible Note”). Glenn and Stephen Nussdorf and their sister, Arlene Nussdorf, were shareholders, officers and principals of Model Reorg and are shareholders, officers and principals of Quality King, an affiliate of Model Reorg through common ownership, and its subsidiaries. Our President and Chief Executive Officer, Michael W. Katz, was an executive of Model Reorg and remains an executive of Quality King.

The Merger Agreement was reached after extensive negotiations between Model Reorg and a special committee comprised of the Independent Board Members, which retained independent counsel and financial advisors. The special committee received an opinion from Financo, Inc. that, as of the date of the Merger Agreement and subject to various assumptions and qualifications set forth therein, the consideration paid by us in the merger was fair to our shareholders (other than shareholders who own or whose affiliates own securities of Model Reorg) from a financial point of view.

At the closing of the Merger on August 11, 2008, we entered into a new senior credit facility with a number of bank lenders. The Convertible Note was originally secured by assets of E Com Ventures, Inc. (our name before the Merger) (“E Com”), but, in connection with this financing, Glenn and Stephen Nussdorf released and terminated their security interest. The Merger Agreement and the senior credit facility also required Model Reorg to refinance certain affiliate debt. At the closing of the Merger, estate planning trusts established by Glenn, Stephen and Arlene Nussdorf loaned an aggregate of approximately $55 million to us pursuant to unsecured subordinated promissory notes (the “Nussdorf Trust Notes”). At the same time, we issued an unsecured subordinated promissory note in the principal amount of $35 million to Quality King (the “Quality King Note”). The Nussdorf Trust Notes and the Quality King Note are subordinated to our senior credit facility. On May 26, 2009, we and the holders of the Nussdorf Trust Notes and the Quality King Note amended those notes to provide that no payments of principal or interest may be made before the maturity of the senior credit facility on August 11, 2011. The maturity date of the Nussdorf Trust Notes is February 8, 2012, and that of the Quality King Note is June 30, 2012. The Nussdorf Trust Notes bear interest at a rate equal to 2% over the rate in effect from time to time on the revolving loans under the senior credit facility, and the Quality King Note bears interest at a rate equal to 1% over the rate in effect from time to time on the revolving loans under the senior credit facility. We recorded interest expense on the Nussdorf Trust Notes and the Quality King Note of approximately $2.8 million for fiscal 2008 and approximately $5.3 million during the first eight months of fiscal 2009. However, no payments of principal or interest have been made on the Nussdorf Trust Notes or the Quality King Note.

The affiliate debt that was refinanced in connection with the Merger consisted of a promissory note issued by Model Reorg to Quality King in 2002 in order to supplement a revolving line of credit entered into jointly by Model Reorg and Quality King with an unaffiliated syndicate of lenders. The highest balance of principal and accrued interest owed under this promissory note since the beginning of fiscal 2008 was $115.8 million, and interest expense charged to operations relating to this note was $2.5 million during fiscal 2008.

Glenn and Stephen Nussdorf and their sister, Arlene Nussdorf, owned an aggregate 6,349,476 shares or approximately 71% of the total number of shares of our common stock as of January 31, 2009, excluding shares issuable upon conversion of the warrants or the Convertible Note, and not assuming the exercise of any outstanding options held by our officers and directors. Stephen Nussdorf has served as the Chairman of our Board of Directors since February 2004.

Shareholder/Employment Agreements

E Com issued the Convertible Note in the principal amount of $5,000,000 to Stephen and Glenn Nussdorf on December 9, 2004 in exchange for a $5,000,000 subordinated secured demand loan they had made to us in March 2004. The Convertible Note bears interest at the prime rate plus 1% and requires quarterly interest payments. It matured in January 2009, but we are prohibited from repaying the principal while the senior credit facility remains outstanding. The Convertible Note was previously secured by a security interest in our assets, but in connection with the financings described above, Glenn and Stephen Nussdorf released and terminated the security interests. The Convertible Note is subordinate to all bank related indebtedness and, on May 26, 2009, we and the holders of the Convertible Note amended it to provide that no payments of principal or interest may be made before the maturity of the senior credit facility on August 11, 2011. No payments of principal have been made. We paid approximately $245,000 in interest on the Convertible Note during fiscal 2008, and have made no interest payments during fiscal 2009. The Convertible Note allows Glenn and Stephen Nussdorf to convert any or all of the principal and accrued interest due thereon into shares of our common stock. The conversion price was originally $11.25 per share, which equaled the closing market price of E Com’s common stock on December 9, 2004. The May 26, 2009 amendment provided for a $7.00 per share conversion price.

Effective August 1, 2008, a 2003 shareholder agreement between Model Reorg and Mr. Katz was amended and restated and a $1.9 million promissory note payable to Mr. Katz was issued. This amount was fully accrued at August 1, 2008 and was reflected in accrued expenses and other liabilities. The note, which bears interest at 4% and is payable in equal monthly installments of $53,333 commencing September 1, 2008 and terminating August 1, 2011, was issued in consideration for the termination of a prior arrangement between Mr. Katz and Model Reorg which provided for stock ownership and an earnings participation in Model Reorg. The shareholder agreement includes certain non-compete, non-solicitation and confidentiality covenants. During fiscal 2008 and the first eight months of fiscal 2009, we have paid a total of $756,267 under this note.

In connection with the acquisition by Model Reorg of Jacavi LLC on October 5, 2007, Mr. Rene Garcia (who was a shareholder of Model Reorg and became a beneficial owner of more than 5% of the Company’s shares as a result of the Merger) entered into an employment agreement, dated as of October 5, 2007, with Jacavi. This agreement provided for Mr. Garcia’s employment as president and chief executive officer of Jacavi and its subsidiary, Distribution Concepts, LLC, at an initial annual base salary of $300,000. On December 15, 2008, Mr. Garcia and Jacavi entered into a separation agreement, terminating the employment agreement.

Transactions With Affiliated Companies

Model Reorg sold approximately $15.4 million of wholesale merchandise to E Com in fiscal 2008 before the Merger. These wholesale sales are included in net sales in our consolidated statements of operations for fiscal 2008.

Model Reorg’s purchases of product from E Com for fiscal 2008 before the Merger were approximately $14.9 million. Effective with the Merger on August 11, 2008, all such transactions (which are now between wholly-owned subsidiaries) are eliminated in consolidation.

Glenn Nussdorf beneficially owns approximately 10.1% of the outstanding common stock of Parlux Fragrances, Inc. (“Parlux”), a manufacturer and distributor of prestige fragrances and beauty products. Purchases of merchandise from Parlux aggregated approximately $39.6 million for fiscal 2008 and approximately $16.6 million during the first eight months of fiscal 2009. The amount due to Parlux at January 31, 2009 was approximately $12.2 million. This amount is non-interest bearing and is included in accounts payable-affiliate in our consolidated balance sheet as of January 31, 2009. We also purchased $9.5 million of merchandise from Quality King during the first eight months of fiscal 2009. Purchases from related parties are generally payable in 90 days; however, due to the seasonality of our business, these terms are generally extended. Related party accounts have historically been brought closer to terms at the end of the holiday season. During the rest of the year, we have relied upon these extended terms to provide a portion of our liquidity.

Quality King occupies a leased 560,000 square foot facility in Bellport, New York. Model Reorg began occupying approximately half of this facility in December 2007 under a sublease that terminates on September 30, 2027, and this is now the location of our principal offices. The monthly current sublease payments of approximately $199,000 increase by 3% annually. During fiscal 2008 before the Merger,

Model Reorg paid Quality King a total of $1.3 million in rent for this facility. We have paid a total of $2.6 million in rent for the remainder of fiscal 2008 and the first eight months of fiscal 2009.

Model Reorg historically received shared services from Quality King pursuant to a service agreement. The agreement with Quality King provided for the allocation of expenses which were calculated based on various assumptions and methods. The methods employed utilized various allocation bases including the number of transactions processed, estimated delivery miles, warehouse square footage, payroll dollars and sales and inventory ratios. Effective with the Merger, the Company and Quality King executed a new Services Agreement providing for the Company’s participation in certain third party arrangements, including 401(k), medical, dental, and flex spending plans, at the Company’s respective share of Quality King’s cost, including allocated overhead, plus a 2% administrative fee, and the provision of legal services. The Company will also share with Quality King the economic benefit of the bulk rate contract that the Company has with UPS to ship Quality King’s merchandise and related items. The new Services Agreement will terminate on thirty days’ written notice from either party. Allocated operating expenses for fiscal 2008 were $1.1 million and they were $2.0 million for the first eight months of fiscal 2009.

Related Party Transaction Policy

It is our policy that all related party transactions be disclosed to our Audit Committee for review and approval. The Committee reviews all relationships and transactions reported to it in which we and any of our directors, executive officers or principal shareholders, or any of their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from such persons with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following sets forth information concerning compensation for fiscal 2008 (which ended January 31, 2009), fiscal 2007 (which ended February 2, 2008) and for fiscal 2006 (which ended February 3, 2007) for our Chief Executive Officer, the two individuals who served as our Chief Financial Officer during the year and one other highly compensated executive officer who was serving as an executive officer at the end of fiscal 2008 (the “Named Executive Officers”).

2008 Summary Compensation Table

Name and Principal Position	Fiscal Year(a)	Salary ($)	Bonus ($)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Michael W. Katz (President and Chief Executive Officer)	2008	325,000	–	–		–	325,000
	2007	325,000	–	–		–	325,000
	2006	325,000	–	–		–	325,000

Donna Dellomo (1) (Chief Financial Officer)	2008	224,000	77,400	83,510	(4)	–	384,910
	2007	192,600	63,675	–		–	256,275
	(b)	197,600	63,475	–		–	261,075

Raymond Piergiorgi (1) (Former Chief Operating Officer)	2008	311,538	170,000	83,510	(4)	12,480	577,528
	2007	288,415	150,000	–		12,480	450,895
	(b)	287,354	150,000	–		12,480	449,834

Donovan Chin (Former Chief Financial Officer and current Chief Financial Officer of Perfumania, Inc.)	2008	252,310	–	2,048	(5)	–	254,358
	2007	243,236	–	–		–	243,236
	2006	234,340	8,369	–		–	242,709

(a)	Periods designated as 2008, 2007, and 2006 are our fiscal 2008 and the two preceding twelve-month periods (i.e., E Com’s fiscal 2007 and 2006).
(b)	Model Reorg’s last pre-Merger fiscal year, which ended October 31, 2007.
(1)	Ms. Dellomo and Mr. Piergiorgi were officers of Model Reorg and joined us upon the Merger on August 11, 2008. The amounts shown include their compensation from Model Reorg. Mr. Piergiorgi’s employment terminated on June 12, 2009.
(2)	Amounts listed represent the dollar amount we recognized for financial statement reporting purposes during fiscal 2008 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, “Share Based Payment” (“SFAS No. 123R”). Assumptions made for the purpose of computing these amounts are discussed in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, except that no forfeitures of awards have been assumed for this purpose.
(3)	Includes personal benefits that exceeded $10,000 for any individual officer. The amount shown for Mr. Piergiorgi was a car allowance.
(4)	Grant on October 29, 2008 of options to purchase 35,000 shares at $4.79 per share, exercisable immediately.
(5)	Grant on October 29, 2008 of options to purchase 10,000 shares at $4.79 per share, of which 2,500 were exercisable immediately and 2,500 vest on each of the first three anniversaries of the grant.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael W. Katz	100,000	–		12.99	6/29/2015
Donna Dellomo	35,000	–		4.79	10/29/2018
Raymond Piergiorgi	35,000	–		4.79	10/29/2018
Donovan Chin	25,000	–		12.52	11/1/2009
	2,500	7,500	(1)	4.79	10/29/2018

(1)	Grant on October 29, 2008 of options to purchase 10,000 shares at $4.79 per share, of which 2,500 were exercisable immediately and 2,500 vest on each of the first three anniversaries of the grant.

Retirement Benefits and Potential Payments Upon Termination or Change of Control

No Named Executive Officer participates in any Company pension plan or nonqualified defined contribution or nonqualified deferred compensation plan, and none has entered into any agreements or understandings with the Company that provide for payments or benefits to the Named Executive Officer in the event of the Named Executive Officer’s termination of employment, including a change of control. Our option awards, however, typically provide that outstanding options would vest immediately upon a change of control.

Generally, upon a termination of employment for any reason, each Named Executive Officer would be entitled to receive a cash payment of the Named Executive Officer’s base salary through the date of termination, to the extent not paid, any accrued but unused vacation pay and any reimbursed business expenses. The Compensation Committee may, in its sole discretion, depending upon the circumstances of the termination of employment, pay the terminated Named Executive Officer severance in such amount as then determined by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned as of November 2, 2009 by: (a) each of our directors and nominees for director, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.

Common Stock Beneficially Owned

Name of Beneficial Owner	Total Number of Shares Beneficially Owned (1)		Percent of Class
Principal Shareholders
Stephen Nussdorf and Glenn Nussdorf	6,505,832	(2)	61.6%
Arlene Nussdorf	2,189,201	(3)	23.3%
Renee Garcia 1608 NW 84th Avenue, Miami, FL 33126	827,088	(4)	9.1%
Jacques Bogart/SBN/David Konckier 76-78 Avenue des Champs Elysées, 75008 Paris, France	452,634	(5)	5.0%

Other Directors and Executive Officers
Michael W. Katz	100,000		*
Joseph Bouhadana	6,000		*
Paul Garfinkle	5,500		*
Carole Ann Taylor	4,000		*
Donna Dellomo	35,000		*
All directors and executive officers as a group (6 persons)	6,656,332	(6)	62.1%
* Less than 1%.

(1)    For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)    Stephen Nussdorf beneficially owns his shares with his brother Glenn Nussdorf. Includes 443,757 shares issuable upon exercise of Warrants held by each of Stephen and Glenn Nussdorf. Also includes 714,286 shares of common stock issuable on conversion of a $5,000,000 Subordinated Convertible Note issued by the Company to the Nussdorfs, as to which Stephen and Glenn Nussdorf share voting and investment power.

(3) Amount includes 443,757 shares issuable upon exercise of Warrants held by Ms. Nussdorf.

(4)    As reported in a schedule 13D filed with the SEC on August 21, 2008, Mr. Garcia and trusts of which he is a co-trustee own 658,359 shares. Mr. Garcia has sole voting and dispositive power over 339,795 of those shares and shared voting and dispositive power over 318,564 of those shares. Includes Warrants to purchase 168,729 shares of the Company’s common stock held by Mr. Garcia and such trusts.

(5)    As reported in a schedule 13G filed with the SEC on October 16, 2009, all of such shares are owned by Jacques Bogart. SBN is the sole shareholder of Jacques Bogart and Mr. Konckier is the sole manager of SBN. Jacques Bogart, SBN and Mr. Konckier share voting and dispositive power over the shares.

(6)    Includes shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of May 26, 2009 in the following respective amounts: Michael W. Katz (100,000); Joseph Bouhadana (6,000); Paul Garfinkle (5,500); Carole A. Taylor (4,000) and Donna Dellomo (35,000).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based upon a review of such forms furnished to us or representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2008, all Section 16(a) filing requirements were satisfied on a timely basis, except that Donna Dellomo, Raymond Piergiorgi, Donovan Chin, Joseph Bouhadana, Carole Ann Taylor, and Paul Garfinkle each filed a late report of one transaction.

OTHER BUSINESS

We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

CONTACTING THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

If you wish to propose director nominations or other business at the 2010 Annual Meeting of Shareholders, your proposal will be considered untimely under Securities and Exchange Commission Rule 14a-4(c)(1) unless you provide written notice of the proposal to us by October 5, 2010. If you wish to bring proposed business to the 2010 Annual Meeting and you would like us to consider the inclusion of your proposal in our proxy statement for the meeting, you must provide written notice of such proposal to us in accordance with Securities and Exchange Commission rules not later than July 22, 2010.

Send all proposals or recommendations for nomination to our Corporate Secretary, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.

PERFUMANIA HOLDINGS, INC.

35 Sawgrass Drive, Suite 2

Bellport, New York 11713

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of common stock of Perfumania Holdings, Inc., a Florida corporation (the “Company”), hereby appoints each of Michael W. Katz, Joseph Bouhadana and Paul Garfinkle, or their successors, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on November 2, 2009 at the Company’s Annual Meeting of Shareholders, to be held on Thursday, December 10, 2009, at 9:30 a.m. at the Perfumania Holdings, Inc. corporate office, 35 Sawgrass Drive, Suite 2, Bellport, New York 11713 and at any adjournments or postponements thereof.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors.

☐	Vote for all Nominees Listed Below (except as written below)

☐	Vote Withheld from all Nominees

NOMINEES:	Stephen Nussdorf Michael W. Katz Carole Ann Taylor Joseph Bouhadana Paul Garfinkle

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

☐ For	☐ Against	☐ Abstain

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.